Exhibit 99.1

NEWS RELEASE

Anchor BanCorp Wisconsin Inc. Announces Results of Special Meeting

Madison, Wisc., April 29, 2016 – Anchor BanCorp Wisconsin Inc. (NASDAQ: ABCW) (“Anchor”), the parent holding company of AnchorBank, fsb, today announced that Anchor stockholders voted to adopt the Agreement and Plan of Merger between Anchor and Old National Bancorp (“Old National”) and to approve, on an advisory, non-binding basis, the merger-related compensation at a special meeting of Anchor stockholders held today, April 29, 2016, in Madison, Wisconsin.

Under the Agreement and Plan of Merger, Anchor will merge with and into Old National (the “Merger”). Anchor and Old National expect to complete the Merger on May 1, 2016.

Forward-Looking Statements

This news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements about the expected timing of completion of the proposed merger between Old National and Anchor. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to: expected cost savings, synergies and other financial benefits from the proposed merger might not be realized within the expected time frames and costs or difficulties relating to integration matters might be greater than expected; satisfaction of other closing conditions; delay in closing the proposed merger; the reaction to the proposed merger of the companies’ customers and employees; market, economic, operational, liquidity, credit and interest rate risks associated with Old National’s and Anchor’s businesses; competition; government legislation and policies (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and its related regulations); ability of Old National and Anchor to execute their respective business plans (including integrating the Old National and Anchor businesses); changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits; failure or circumvention of our internal controls; failure or disruption of our information systems; significant changes in accounting, tax or regulatory practices or requirements; new legal obligations or liabilities or unfavorable resolutions of litigations; other matters discussed in this news release and other factors identified in Anchor’s Annual Report on Form 10-K and other periodic filings with the SEC. These forward-looking statements are made only as of the date of this news release, and Anchor does not undertake an obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this news release.